EXHIBIT 10.2

                           CAPTIALIZATION AGREEMENT

THIS CAPITALIZION AGREEMENT ('Agreement') is made this 30th day of June, 2009, effective the 1st day of April 2009, by, between and among Bion Environmental Technologies, Inc. ('BNET') and its subsidiaries ( BNET and subsidiaries are collectively 'Bion' or 'Bion Companies') and Bion PA 1 LLC ('PA1'), a recently formed Colorado LLC qualified to do business in the State of Pennsylvania.

WHEREAS the Bion Companies have entered into agreements with Kreider Farms (and its principals) ('KF Agreements'), Phase 1 of which involves design, construction and operation of a Bion system to treat the waste from approximately 1200 dairy cows (with possible subsequent expansion) ('Phase 1');

WHEREAS the Bion Companies have expended substantial funds related to the KF Agreement and Phase 1;

AND WHEREAS the Bion Companies and PA1 desire that the business opportunity related to Phase 1 be pursued through PA1;

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Bion Companies and PA1 agree that the business opportunity of Phase 1 be pursued through PA1 on the terms and conditions set forth in the following paragraphs:

     1) The Bion Companies hereby assign to PA1 all of their rights to pursue the Phase 1 opportunity subject to the terms and conditions of the KF Agreements and this Agreement in consideration of receipt by BNET (and/or its designated subsidiary) from PA1 of:

          a) 1000 units of newly issued equity of PA1 which shall represent 100% equity ownership of PA1; plus

          b) an open account receivable from PA1 to BNET ('Receivable') in an amount equal to:

               i) the expenditures of the Bion Companies related to Phase 1 from September 1, 2008 through the effective date of this Agreement; plus

               ii) all expenditures of the Bion Companies on Phase 1 subsequent to such date;

               iii) which Receivable shall include appropriately allocated internal costs of the Bion Companies related to provision of technical and administrative services related to Phase 1 and/or PA1;

               iv) which Receivable shall accrue interest at a rate of 3/4% per month on the monthly opening balance commencing July 1, 2009; and

               v) which Receivable shall be repaid to the Bion Companies from Pennvest reimbursements, revenue from Phase 1 and/or other assets of PA1;

               vi) PROVIDED, HOWEVER, that repayment of the Receivable shall be subordinated to the rights of Pennvest and/or the bridge lender(s) that finance Phase 1.

     2) Bion Services Group, Inc. shall serve as agent of PA1 and shall carry out all activities required to design, permit, construct and operate Phase 1 through its own personnel, the personnel of the Bion Companies and third party contractors pursuant to such agency and PA 1 shall be responsible for all costs and expenses related thereto, which costs and expenses shall be part of the Receivable.

     3) PA1 agrees to indemnify, defend and hold harmless the Bion Companies (and their respective officers, directors, employees and affiliates) from any and all costs, expenses, liabilities and/or claims, direct or indirect, related in any manner to Phase 1 and/or PA1.

     4) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and any person acquiring, whether by merger, consolidation, liquidation, purchase of assets or otherwise, all or substantially all of a party's equity or assets and business and:

          a) It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings connected herewith be construed in accordance with and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, with regard to the jurisdiction in which any action or special proceeding may be instituted.

          b) Any claim or controversy, which arises out of or relates to this Agreement, or breach of it, shall be settled by arbitration.

          c) Should any party hereto waive breach of any provision of this Agreement, that waiver shall not operate or be construed as a waiver of any further breach of this Agreement.

          d) In the event that any one or more of the provisions of this Agreement or any portions thereunder is determined to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          e) This Agreement shall constitute the entire agreement between the parties hereto and oral modifications of the Agreement shall have no effect. This Agreement may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                                  Bion Environmental Technologies, Inc.
                                  and subsidiaries



                                  By: /s/ Mark A. Smith
                                  Date:  6/30/09

                                  Bion PA 1 LLC


                                  By: /s/ Mark A. Smith
                                  Date:  6/30/09